Exhibit 99.1

n e w s r e l e a s e

9601 Wilshire Blvd., Suite 220, Beverly Hills, CA 90210 Tel 310.887.6400 Fax 310.887.3410 http://www.kennedywilson.com

Contact:	Freeman A. Lyle
Executive Vice President – Chief Financial Officer Tel: (310) 887-6453 Fax: (310) 887-6414

FOR IMMEDIATE RELEASE

KENNEDY WILSON REPORTS FIRST QUARTER RESULTS

Earnings $0.20 Per Share

Beverly Hills, CA (May 10, 2004) – Kennedy Wilson (Nasdaq: KWIC), a real estate investment and services firm, reported financial results for the quarter ended March 31, 2004. Net income for the quarter was $1.4 million or $.20 per share diluted, compared to $746,000 or $.08 per share for the first quarter of 2003.

Total revenue increased to $17.5 million in the first quarter, compared to $6.2 million in the same quarter last year. Equity in joint venture income increased to $2.6 million in the first quarter, compared to $566,000 in the first quarter last year. Operating income for the first quarter of 2004 was $3.2 million.

Kennedy Wilson is a real estate investment and services firm. The Company was founded in 1977 and is headquartered in Beverly Hills, with five regional offices and operations in 18 states. Kennedy Wilson is an investor and manager of value-added investments, including commercial and industrial properties, apartments, and discounted note portfolios. The Company acquires properties both in partnership with institutional investors and in wholly-owned projects. Kennedy Wilson also offers clients a comprehensive array of real estate services, including property management, leasing, asset management, brokerage, and development.

This release contains forward-looking statements as well as historical information. Statements of goals and strategies and words such as “plan”, “believe”, “anticipate”, “expect”, “objectives”, “forecast”, and “predict” and other similar words are intended to identify forward-looking statements. These forward looking statements are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, and involve risks, uncertainties and other factors that may cause the company’s actual results, performance, or financial condition to be materially different from any results, performance, or financial condition suggested by the statements in this release.

###

Kennedy-Wilson, Inc. and Subsidiaries

Consolidated Balance Sheets

	March 31, 2004 (Unaudited)	December 31, 2003
Assets
Cash and cash equivalents	$7,215,000	$6,293,000
Accounts receivable	3,726,000	3,691,000
Notes receivable	33,436,000	27,213,000
Real estate held for sale	10,507,000	16,969,000
Investments in joint ventures	50,698,000	47,336,000
Contracts and other assets, net	7,024,000	7,796,000
Goodwill, net	23,965,000	23,965,000

Total Assets	$136,571,000	$133,263,000

Liabilities and Stockholders’ Equity

Liabilities
Accounts payable	$345,000	$358,000
Accrued expenses and other liabilities	2,737,000	2,634,000
Accrued salaries and benefits	3,737,000	3,643,000
Deferred and accrued income taxes	4,819,000	5,337,000
Notes payable	35,884,000	21,734,000
Borrowings under lines of credit	26,392,000	16,209,000
Mortgage loans payable	7,863,000	16,026,000
Senior unsecured notes	6,667,000	8,333,000
Subordinated debt	2,773,000	2,773,000

Total liabilities	91,217,000	77,047,000

Commitments and Contingencies

Stockholders’ Equity

Preferred stock, $0.01 par value: 5,000,000 shares authorized; none issued as of March 31, 2004 and December 31, 2003	—	—
Common stock, $0.01 par value: 50,000,000 shares authorized; 7,206,527 and 8,840,484 shares issued and outstanding as of March 31, 2004 and December 31, 2003, respectively	72,000	88,000
Additional paid-in capital	33,571,000	46,081,000
Restricted stock – deferred compensation	(6,365,000)	(6,618,000)
Retained earnings	18,076,000	16,665,000

Total stockholders’ equity	45,354,000	56,216,000

Total Liabilities and Stockholders’ Equity	$136,571,000	$133,263,000

Kennedy-Wilson, Inc. and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	Three months ended March 31,
	2004	2003
Revenue
Property management and leasing fees	$3,319,000	$3,696,000
Property management and leasing fees – related party	1,124,000	996,000
Commissions	1,468,000	644,000
Commissions – related party	1,753,000	139,000
Sale of residential real estate	8,950,000	—
Interest and other income	836,000	684,000

Total revenue	17,450,000	6,159,000

Operating Expenses
Commissions and marketing expenses	1,281,000	879,000
Compensation and related expenses	5,332,000	4,316,000
General and administrative	1,812,000	2,216,000
Cost of residential real estate sold	7,826,000	—
Depreciation and amortization	557,000	694,000

Total operating expenses	16,808,000	8,105,000
Equity in joint venture income	2,565,000	566,000

Total operating income (loss)	3,207,000	(1,380,000)

Non-operating income (expense)
Gain on sale of stock of subsidiary	—	3,514,000
Interest expense	(915,000)	(506,000)
Valuation adjustment – warrants	—	35,000
Loss on extinguishment of debt	—	(454,000)

Income from continuing operations before provision for income taxes and discontinued operations	2,292,000	1,209,000
Provision for income taxes	(917,000)	(464,000)

Income from continuing operations	1,375,000	745,000
Income (loss) from discontinued operations, net of tax	(60,000)	1,000
Gain on disposition of real estate held for sale, net of tax	96,000	—

Net Income	$1,411,000	$746,000

Basic earnings per share	$0.21	$0.08
Basic weighted average shares	6,674,640	9,513,581
Diluted earnings per share	$0.20	$0.08
Diluted weighted average shares	7,046,568	9,537,397

3